TEMPLETON INSTITUTIONAL FUNDS, INC.

                              ARTICLES OF AMENDMENT

     TEMPLETON INSTITUTIONAL FUNDS, INC., a Maryland corporation having its principal offices in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     SECOND: The Articles of Incorporation, as amended and supplemented, are hereby further amended to provide that the series of shares currently designated as "Templeton Fiduciary Non-U.S. Core Equity Series" shares, including those shares currently issued and outstanding, are hereby re-designated as "Franklin Templeton Non-U.S. Core Equity Series" shares of common stock of the Corporation.

     THIRD: The effect of this Amendment is to designate all of the shares currently allocated to the "Templeton Fiduciary Non-U.S. Core Equity Series" as "Franklin Templeton Non-U.S. Core Equity Series" shares of the Series.

     FOURTH: The foregoing amendment to the Articles of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FIFTH: These Articles of Amendment shall become immediately effective upon filing.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 24th day of April, 2003.

                                      TEMPLETON INSTITUTIONAL FUNDS, INC.


                                      By:/s/DAVID P.GOSS
                                         ----------------------------------
                                         David P. Goss
                                         Vice President and Assistant Secretary

WITNESS:/s/BARBARA J. GREEN
        -----------------------
        Barbara J. Green
        Vice President and Secretary


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     THE UNDERSIGNED, Vice President of Templeton Institutional Funds, Inc., who
executed on behalf of the Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                          /s/David P. Goss
                                         --------------------------------------
                                         David P. Goss
                                         Vice President and Assistant Secretary